Exhibit 10.1

COOPERATION AGREEMENT
This cooperation agreement (this “Agreement”) is made and entered into as of February 9, 2025, by and between nCino, Inc., a Delaware corporation (the “Company”), on the one hand, and HMI Capital Management, L.P. (collectively with its Affiliates, “HMI”), a Delaware limited partnership, on the other hand. The Company and HMI are each herein referred to as a “party” and collectively, the “parties.”
WHEREAS, HMI has been a stockholder of the Company since January 2021 and currently beneficially owns approximately 6,773,778 (5.8%) of the outstanding shares of Common Stock;
WHEREAS, the parties have engaged in constructive discussions over the years;
WHEREAS, the Board of Directors of the Company (the “Board”) has reviewed Justin Nyweide’s candidacy as a director of the Company; and
WHEREAS, the Company and HMI have determined to come to an agreement with respect to the composition of the Board and certain other matters, as provided in this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:
1.Board Composition and Related Matters.
(a)Effective upon the execution and delivery of this Agreement, the Board shall take all necessary actions to increase the size of the Board from nine (9) to ten (10) directors.
(b)Effective upon the execution and delivery of this Agreement, the Board shall take all necessary actions to appoint Justin Nyweide (the “HMI Designee”) to the Board as a Class II director with a term expiring at the 2025 Annual Meeting to fill the vacancy resulting from the increase of the size of the Board as set forth in Section 1(a).
(c)The Company shall, with respect to the 2025 Annual Meeting, (i) include the HMI Designee as a nominee for election to the Board as a Class II director in the Company’s proxy statement and proxy card, (ii) recommend to the stockholders of the Company the election of the HMI Designee to the Board and (iii) solicit proxies in favor of the election of the HMI Designee to the Board in a manner no less rigorous and favorable than the manner in which the Company supports its other incumbent nominees.
(d)Subject to the Company’s Corporate Governance Guidelines and applicable stock exchange rules, concurrently with the appointment of the HMI Designee to the Board, the HMI Designee shall be appointed to the Audit Committee of the Board. The HMI Designee shall be given the same consideration for membership on other committees of the Board as any other independent director.

(e)Prior to the execution and delivery of this Agreement and as a condition to the HMI Designee’s appointment to the Board, the HMI Designee shall have agreed to all Company policies applicable to independent directors of the Board, including conflict of interest policies requiring the HMI Designee to recuse himself from any deliberation (and vote) of the Board or any committee thereof, and agreeing that the Board shall be permitted not to share information with the HMI Designee, with respect to any deliberation (or vote) or information that is deemed a conflict of interest, as determined by the independent members of the Board acting in good faith, based on the advice of outside counsel (a “Conflict Determination”). For the avoidance of doubt, it is understood that a deliberation (or vote) or information may, depending on the existence of a Conflict Determination, constitute a conflict of interest for HMI to the extent relating to (i) this Agreement, including the interpretation and enforcement thereof; (ii) any action by HMI prohibited by Section 3(b) of this Agreement or demand or threat thereof; (iii) the HMI Designee’s failure to comply with the Company’s Amended and Restated Articles of Incorporation (as amended and as may be further amended from time to time, the “Charter”), the Company’s Amended and Restated Bylaws (as amended and as may be further amended from time to time, the “Bylaws”), the Company’s committee charters, Corporate Governance Guidelines and other similar governance documents and policies that are applicable to all directors; or (iv) any proposed transaction between the Company and HMI or any of their respective Affiliates. For the avoidance of doubt, the HMI Designee shall have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all non-employee directors of the Company.
(f)Prior to the execution and delivery of this Agreement and as a condition to the HMI Designee’s appointment to the Board, the HMI Designee shall (i) have executed and delivered to the Company an irrevocable conditional resignation letter in the form attached hereto as Exhibit A pursuant to which the HMI Designee shall offer to resign from the Board (which resignation may or may not be accepted by the Board in accordance with its fiduciary duties if and when such offer becomes effective) and all applicable committees thereof (A) upon the occurrence of any Minimum Ownership Event following the date of this Agreement; and (B) upon HMI’s material breach of any of its obligations under this Agreement, provided that if such breach is capable of cure, such resignation shall only be effective upon the failure to cure within ten (10) calendar days after receipt by HMI of written notice from the Company specifying such material breach; (ii) have complied with the Company’s procedures for new director candidates, including the full completion of a director’s and officer’s questionnaire in the form required by the Company and having submitted other reasonable and customary director onboarding documentation applicable to non-employee directors of the Company; and (iii) have executed a consent to be named as a director in the Company’s proxy statement. HMI shall inform the Company within two (2) Business Days upon the occurrence of any Minimum Ownership Event.
(g)During the Standstill Period, prior to any Minimum Ownership Event, in the event that the HMI Designee is no longer able to serve as a director of the Company for any reason, the Board will appoint, at HMI’s sole election, subject to the Board’s customary procedures in connection with the onboarding of directors, (i) Marco Hellman or (ii) any person mutually acceptable to the Board and HMI, to the Board (the “Replacement Designee”). Any Replacement Designee shall qualify as an independent director under the applicable rules of the SEC, the rules of any stock exchange on which the Company is traded and the applicable governance policies of the Company. As a condition to the his or her appointment to the Board, the Replacement Designee shall have executed and delivered to the Company an irrevocable conditional resignation letter in the form attached hereto as Exhibit A and satisfaction of the other conditions set forth in Section 1(f). Upon his or her appointment to the Board, such Replacement Designee shall be deemed to be the HMI Designee for all purposes under this Agreement.
(h)HMI agrees that there shall be no contracts, plans or arrangements, written or otherwise, in effect during the Standstill Period between HMI and any Replacement Designee providing for any compensation, reimbursement of expenses or indemnification of the Replacement Designee in connection with or related to the Replacement Designee’s service on the Board except as disclosed to the Company prior to his or her appointment to the Board.
2.Voting Commitment. During the Standstill Period, HMI shall, or shall cause its Representatives to, appear in person or by proxy at each Stockholder Meeting and to vote all of the Common Stock beneficially owned and which it has the right to vote (or direct to be voted) as of the applicable record date by it in accordance with the Board’s recommendations as such recommendations of the Board are set forth in the applicable definitive proxy statement filed in respect thereof with respect to (a) the election, removal and/or replacement of directors (a “Director Proposal”) and (b) any other proposal submitted to the stockholders at a Stockholder Meeting; provided, however, that in the event Institutional Shareholder Services (“ISS”) issues a voting recommendation that differs from the voting recommendation of the Board with respect to any Company proposal submitted to the stockholders at any Stockholder Meeting (other than Director Proposals), HMI shall be permitted to vote all or some Common Stock it beneficially owns at such Stockholder Meeting in accordance with such ISS recommendation; provided, further, that HMI shall be permitted to vote all or some Common Stock it beneficially owns in its sole discretion with respect to any Extraordinary Transaction. For the avoidance of doubt, HMI shall, at the request of the Company, take all actions necessary (including by calling back loaned out shares) to ensure that it has the voting power for each share beneficially owned by it on the record date for each Stockholder Meeting.
3.Standstill. During the Standstill Period, except as otherwise provided in this Agreement, without the prior written consent of the Board, HMI shall not, and shall instruct its Affiliates not to, directly or indirectly:
(a)(i) acquire, offer, or seek to acquire, agree to acquire or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any voting securities of the Company or any voting rights decoupled from the underlying voting securities which would result in the ownership or control of, or other beneficial ownership interest in, nine and nine tenths percent (9.9%) or more than of the then-outstanding Common Stock in the aggregate; or (ii) sell its Common Stock, other than in open market sale transactions where the identity of the purchaser is not known and in underwritten widely-dispersed public offerings, to any Third Party that, to HMI’s knowledge (after due inquiry in connection with a private, non-open market transaction, it being understood that such knowledge shall be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC), would result in such Third Party, together with its Affiliates and Associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of five percent (5.0%) or more of the Common Stock outstanding at such time or would increase the beneficial ownership interest of any Third Party who, together with its Affiliates and Associates, has a beneficial or other ownership interest in the aggregate of five percent (5.0%) or more of the Common Stock outstanding at such time;
(b)(i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Stockholder Meeting at which the Company’s directors are to be elected; (ii) initiate, knowingly encourage or participate in any solicitation of proxies in respect of any election contest or removal contest with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) initiate, knowingly encourage or participate in any solicitation of proxies in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting; or (v) initiate, knowingly encourage or participate in any “withhold” or similar campaign with respect to any Stockholder Meeting; in each case other than in a manner consistent with the Board’s recommendation in connection with such matter;
(c)(i) form, join or in any way participate in any group with respect to any voting securities of Company (other than a group solely with its Affiliates), or (ii) deposit any voting securities of the Company in any voting trust or subject any voting securities of the Company to any arrangement or agreement with respect to the voting thereof (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like) with any person other than an Affiliate;
(d)seek publicly, alone or in concert with others, to amend any provision of the Charter or Bylaws;
(e)demand an inspection of the Company’s books and records under any statutory or regulatory provisions providing for shareholder access to books and records;
(f)make any public proposal, make any public statement or otherwise seek to encourage, advise or assist any Third Party in so encouraging or advising with respect to: (i) any change in the number or term of directors serving on the Board or the filling of any vacancies on the Board; (ii) any change in the capitalization, share repurchase or dividend policy of the Company; (iii) any other change in the Company’s management, directors, business, operations, strategy, governance, corporate structure or other affairs or policies; (iv) any Extraordinary Transaction; or (v) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;
(g)initiate, make, effect, seek to effect, offer or propose to effect, cause or participate in, or in any way knowingly assist, facilitate or participate in, directly or indirectly, any (i) Extraordinary Transaction; (ii) material acquisition of any assets or businesses of the Company or any of either the Company’s subsidiaries; (iii) offer or exchange offer, merger, acquisition, share exchange or other business combination involving any of the voting securities or any of the material assets or businesses of the Company or any of its subsidiaries; (iv) recapitalization, restructuring, liquidation, dissolution or other material transaction with respect to the Company or any of its subsidiaries or any material portion of its businesses; that would reasonably be expected to require a public announcement or disclosure regarding any such matter;
(h)enter into any negotiations, agreements or understandings with any Third Party with respect to the foregoing, or advise, assist, encourage or seek to persuade any Third Party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing;
(i)publicly make or in any way advance publicly any request or proposal that the Company or the Board amend, modify or waive any provision of this Agreement; or
(j)take any action challenging the validity or enforceability of this Section 3 or this Agreement unless the Company is challenging the validity or enforceability of this Agreement.
Notwithstanding the foregoing, the restrictions in this Section 3 shall not prevent or restrict HMI or its Affiliates from (A) making any factual statement in response to a Legal Requirement; (B) confidentially communicating with the Company in a manner that would not be reasonably expected to trigger public disclosure obligations for either party; or (C) tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as the other stockholders of the Company or from participating in any such transaction that has been approved by the Board, subject to the other terms of this Agreement. For the avoidance of doubt, nothing in this Section 3 shall be deemed to limit the exercise in good faith by the HMI Designee of his fiduciary duties in his capacity as a director of the Company.
4.Mutual Non-Disparagement. During the Standstill Period, without the prior written consent of the other party, neither party shall, nor shall it permit any of its Representatives to, make any public statement that defames or disparages the other party, the other party’s current or former directors in their capacity as such, officers, employees, principals, directors, members, or general partners (including with respect to such persons’ service at the other party), the other party’s subsidiaries, or the business of the other party’s subsidiaries or any of its or its subsidiaries’ current directors, officers employees, principals, directors, members, or general partners, including the business and current or former directors, officers, employees, principals, members, or general partners of the other party’s controlled Affiliates, as applicable. The restrictions in this Section 4 shall not (a) apply to (i) any factual statement in response to a Legal Requirement, or (ii) any disclosure that such party reasonably believes, after consultation with outside counsel, to be legally required by applicable Law; or (b) prohibit or restrict any party from reporting what it reasonably believes to be violations of federal Law to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.
5.No Litigation. During the Standstill Period, each party hereby covenants and agrees that it shall not, and shall not permit any of its Representatives to, directly or indirectly, alone or in concert with others, encourage, pursue or assist any other person to threaten or initiate, any Legal Proceeding (as defined below) against the other party or any of its Representatives based on information known or unknown as of the date of this Agreement, except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement and (b)

counterclaims with respect to any proceeding initiated by, or on behalf of one party or its Affiliates against the other party or its Affiliates; provided, however, that the foregoing shall not prevent any party or any of its Representatives from responding to any Legal Requirement in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of, or at the suggestion of such party or any of its Representatives; provided, further, that in the event any party or any of its Representatives receives such Legal Requirement, such party shall give prompt written notice of such Legal Requirement to the other party (except where such notice would be prohibited by Law or not practicable). Each party represents and warrants that neither it nor any assignee has filed any Legal Requirement against the other party.
6.Press Release; SEC Filings.
(a)No later than 5:00 pm Eastern Time on the second Business Day following the date of this Agreement, the Company shall issue a press release (the “Press Release”) announcing this Agreement, in form and content substantially in the form attached hereto as Exhibit B. Prior to the issuance of the Press Release, neither the Company nor HMI shall issue any press release or public announcement regarding this Agreement, or take any action that would require public disclosure thereof without the prior written consent of the other party.
(b)No later than two (2) Business Days following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Form 8-K shall be consistent with the terms of this Agreement and the Press Release. The Company shall provide HMI and its Representatives with a reasonable opportunity to review and comment on the Form 8-K prior to the filing with the SEC and consider in good faith any comments of HMI and its Representatives.
(c)No later than two (2) Business Days following the date of this Agreement, HMI shall file with the SEC an amendment to the Schedule 13D HMI filed on October 21, 2024 in compliance with Section 13 of the Exchange Act reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and including the terms of this Agreement and including this Agreement as an exhibit thereto (the “Schedule 13D Amendment”). The Schedule 13D Amendment shall be consistent with the terms of this Agreement and the Press Release. HMI shall provide the Company and its Representatives with a reasonable opportunity to review the Schedule 13D Amendment prior to it being filed with the SEC and consider in good faith any comments of the Company and its Representatives.
(d)Except for the issuance of the Press Release, the filing of the Form 8-K and Schedule 13D Amendment, no party shall issue any press release or make any other public statement (including, without limitation, in any filing required under the Exchange Act) about the subject matter of this Agreement in a manner inconsistent with the terms of this Agreement or the Press Release, except as required by Law or with the prior written consent of the other party and otherwise in accordance with this Agreement.

7.Confidentiality.
(a)For securities laws purposes only, as a condition to the HMI Designee’s appointment to the Board, HMI shall enter into a confidentiality agreement with the Company in the form attached hereto as Exhibit C (the “Confidentiality Agreement”).
(b)For the avoidance of doubt, the parties acknowledge and agree that the obligations of HMI under this Section 7 shall be in addition to, and not in lieu of, the HMI Designee’s confidentiality obligations under Delaware Law and the Charter, Bylaws and all applicable corporate governance and similar policies of the Company applicable to non-employee directors.
8.Compliance with Securities Laws. HMI acknowledges that it understands its obligations under the securities Laws. Subject to compliance with such Laws, HMI and its Representatives shall in any event be free to trade or engage in such transactions during periods when the members of the Board are permitted to do so, and that, upon the request of HMI, the Company shall disclose to HMI the next available expected “open window” director trading period, to the extent one has been determined. The Company shall provide such information to the HMI Designee in the same manner as it provides such information to the Company’s other directors, consistent with the Company’s customary practice.
9.Affiliates and Associates. Each party shall instruct its controlled Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. A breach of this Agreement by a controlled Affiliate or Associate of a party, if such controlled Affiliate or Associate is not a party to this Agreement, shall be deemed to occur if such controlled Affiliate or Associate engages in conduct that would constitute a breach of this Agreement if such controlled Affiliate or Associate was a party to the same extent as a party to this Agreement.
10.Representations and Warranties.
(a)HMI represents and warrants that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly executed and delivered by it, constitutes a valid and binding obligation and agreement of it and is enforceable against it in accordance with its terms. HMI represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of it as currently in effect, the execution, delivery and performance of this Agreement by it does not and will not violate or conflict with (i) any Law applicable to it or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which it is a party or by which it is bound. HMI represents and warrants that, as of the date of this Agreement, it beneficially owns an aggregate of 6,773,778 shares of Common Stock. HMI represents and warrants that it has voting authority over such shares and owns no Synthetic Equity Interests, any Short Interests or any other securities in the Company.
(b)The Company hereby represents and warrants that it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms. The Company represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Company as currently in effect, the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any Law applicable to the Company or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
11.Termination.
(a)This Agreement shall terminate upon the end of the Standstill Period. The “Standstill Period” shall begin upon the execution and delivery of this Agreement and shall terminate upon the later of (i) the date of the HMI Designee’s departure from the Board and (ii) thirty (30) days prior to the advance notice deadline for director nominations for election to the Board at the 2026 Annual Meeting pursuant to the Bylaws.
(b)Notwithstanding anything contrary in this Agreement:
(i)the obligations of HMI pursuant to Sections 1, 2, 3, 4, and 5 shall terminate in the event that the Company materially breaches its obligations to HMI pursuant to Sections 1, 4 or 5, or the representations and warranties in Section 10(b) of this Agreement and such breach (if capable of being cured) has not been cured within ten (10) calendar days following written notice of such breach from HMI, or, if impossible to cure within ten (10) calendar days, the Company has not taken substantive action to correct within ten (10) calendar days following written notice of such breach from HMI; provided, however, that the obligations of HMI pursuant to Section 4 shall terminate immediately in the event that the Company breaches any of its obligations in Section 1(a)-(d) or materially breaches its obligations to HMI under Section 4; provided, further, that the obligations of HMI pursuant to Sections 5 shall terminate immediately in the event that the Company materially breaches its obligations to HMI under Section 5; and

(ii)the obligations of the Company to HMI pursuant to Sections 1, 4, and 5 shall terminate in the event that HMI materially breaches its obligations in Sections 1, 2, 3, 4, 5, or 7 or the representations and warranties in Section 10(a) of this Agreement and such breach (if capable of being cured) has not been cured within ten (10) calendar days following written notice of such breach, or, if impossible to cure within ten (10) calendar days, such HMI Designee has not taken substantive action to correct within ten (10) calendar days following written notice of such breach from the Company; provided, however, that the obligations of the Company to HMI pursuant to Section 4 shall terminate immediately in the event that HMI materially breaches its obligations under Section 4; provided, further, that the obligations of the Company to HMI pursuant to Section 5 shall terminate immediately in the event that HMI materially breaches its obligations under Section 5.
(c)No termination of this Agreement in accordance with this Section 11 shall relieve any party from liability for any breach of this Agreement prior to such termination.
12.Expenses. Promptly following the execution and delivery of this Agreement, the Company shall reimburse HMI and its Affiliates for reasonable documented fees, costs and expenses (including attorneys’ fees and other legal expenses) incurred by HMI and its Affiliates in connection with their engagement with the Company, the negotiation and execution of this Agreement and related matters, in an amount not to exceed the amount specified in the email from Schulte Roth & Zabel LLP to Sidley Austin LLP with the subject line “Expense Cap.”
13.Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending if sent by electronic mail to the electronic mail addresses below, with confirmation of receipt from the receiving party by electronic mail; (c) one Business Day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to the Company: nCino, Inc. 6770 Parker Farm Drive Wilmington, NC 28405 Attn: April Rieger Email: [***]
with mandatory copies (which shall not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attn: Derek Zaba
Reuben Zaramian
Martin Wellington
Email: dzaba@sidley.com
rzaramian@sidley.com
mwellington@sidley.com

If to HMI: HMI Capital Management, L.P. 555 California Street, Suite 4900 San Francisco, CA 94104 Attn: Lusine Moshkounian Email: [***]

with mandatory copies (which shall not constitute notice) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attn: Ele Klein
Brandon Gold
Daniel Goldstein
Email: ele.klein@srz.com
brandon.gold@srz.com
daniel.goldstein@srz.com

14.Governing Law; Jurisdiction; Jury Waiver. This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles. The parties agree that exclusive jurisdiction and venue for any lawsuit, claim or proceeding before any court (each, a “Legal Proceeding”) arising out of or related to this Agreement shall exclusively lie in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts sitting in the State of Delaware, and any appellate court from any such state or Federal court. Each party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party consents to accept service of process in any such Legal Proceeding by (a) in the case of the Company, service of a copy thereof upon either its registered agent in the State of Delaware or the Secretary of State of the State of Delaware, with a copy delivered to it by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth in Section 13, and (b) in the case of HMI, by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth in Section 13. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.
15.Specific Performance. Each party to this Agreement acknowledges and agrees that the other party would be irreparably injured by an actual breach of this Agreement by the first-mentioned party or its Representatives and that monetary remedies would be inadequate to protect either party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the parties under this Agreement, each party shall be entitled to equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief without the necessity of posting a bond or other security, if the other party or any of its Representatives breach or threaten to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching party.
16.Certain Definitions and Interpretations. As used in this Agreement:
(a)the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any time during the Standstill Period become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that the term “Associate” shall refer only to Associates controlled by the Company or HMI, as applicable; provided, further, that, for purposes of this Agreement, HMI shall not be an Affiliate or Associate of the Company and the Company shall not be an Affiliate or Associate of HMI;
(b)the term “Annual Meeting” means an annual meeting of stockholders of the Company and any adjournment, postponement, rescheduling or continuation thereof;
(c)the terms “beneficial ownership,” “group,” “participant,” “person,” “proxy” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act;
(d)the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or obligated to be closed by applicable Law;
(e)the term “Common Stock” means the Company’s outstanding common stock, $0.0005 par value;
(f)the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
(g)the term “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or similar extraordinary transaction with a third party that, in each case, results in a change in control of the Company or the sale of substantially all of its assets and is submitted to the Company’s stockholders for approval;
(h)the term “Law” means any law (including common law), rule, code, ordinance or regulation of any governmental entity, including the rules of any stock exchange on which the Company is traded;
(i)the term “Legal Requirement” means any oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes in connection with any Legal Proceeding or made pursuant to applicable Law, regulation, subpoena, stock exchange rule, or any request for information from any governmental authority with jurisdiction over the person or entity from whom information is sought, in each case, solely to the extent required;
(j)the term “Minimum Ownership Event” means a point in time at which HMI’s aggregate beneficial ownership of the Common Stock in the aggregate falls below the greater of (x) three and a half percent (3.5%) of the Company’s then-publicly-disclosed outstanding shares of Common Stock (as adjusted for stock splits, reclassifications, share issuances, combinations, and recapitalizations and other similar adjustments) and (y) fifty percent (50%) of HMI’s highest level of ownership of Common Stock (as adjusted for stock splits, reclassifications, share issuances, combinations, and recapitalizations and other similar adjustments) during the Standstill Period;
(k)the term “Representatives” means (i) a person’s Affiliates and Associates and (ii) its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates;
(l)the term “SEC” means the U.S. Securities and Exchange Commission;
(m)the term “Short Interests” means any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company’s equity securities by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of the Company’s equity securities, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company’s equity securities;
(n)the term “Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any action by written consent of the Company’s stockholders, and any adjournment, postponement, rescheduling or continuation thereof;
(o)the term “Synthetic Equity Interests” means any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such person, the intent or effect of which is to give such person economic exposure similar to ownership of equity securities of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company’s equity securities, or which derivative, swap or other transactions provide the opportunity to profit from any increase in the price or value of shares of any class or series of the Company’s equity securities, without regard to whether (i) the derivative, swap or other transactions convey any voting rights in such equity securities to such person; (ii) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such equity securities; or (iii) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; and

(p)the term “Third Party” refers to any person that is not a party, a member of the Board, a director or officer of the Company, or legal counsel to either party.
In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation;” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “or” is not exclusive; (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (v) whenever the context requires, the masculine gender shall include the feminine and neuter genders. For the avoidance of doubt, it is understood and agreed that there shall be no Legal Requirement or Law requiring any party or any of its Representatives to make any disclosure of any kind solely by virtue of the fact that, absent such disclosure, would be prohibited from purchasing, selling or engaging in voluntary transactions with respect to the securities of the Company or such person would be unable to file any proxy, tender offer or exchange offer materials in compliance with Section 14 of the Exchange Act or the rules promulgated thereunder.
17.Miscellaneous.
(a)This Agreement is solely for the benefit of the parties and is not enforceable by any other persons.
(b)This Agreement shall not be assignable by operation of Law or otherwise by a party without the consent of the other party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party.
(c)Neither the failure nor any delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
(d)If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.
(e)Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party.
(f)This Agreement may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.
(g)Each party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel.
(h)The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.
(i)Other than the Confidentiality Agreement, this Agreement, including all exhibits hereto, constitutes the only agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.
COMPANY:
NCINO, INC.

By:	/s/ April Rieger

Name:	April Rieger

Title:	Chief Legal & Compliance Officer and Secretary

Signature Page to Cooperation Agreement

HMI:

HMI CAPITAL MANAGEMENT, L.P.
By:	/s/ Jonathan Wu
Name:	Jonathan Wu
Title:	Partner and Chief Financial Officer

Signature Page to Cooperation Agreement

Exhibit A
Form of Resignation Letter

February 9, 2025
Board of Directors
nCino, Inc.
6770 Parker Farm Drive
Wilmington, NC 28405

Re:     Resignation

Ladies and Gentlemen:

Reference is made to that certain Cooperation Agreement (the “Agreement”), dated as of February 9, 2025, by and among nCino, Inc., a Delaware corporation (the “Company”), on the one hand, and HMI Capital Management, L.P. (collectively with its Affiliates, “HMI”), a Delaware limited partnership, on the other hand. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

I hereby irrevocably offer to resign from my position as a director of the Board (which resignation may or may not be accepted by the Board in accordance with its fiduciary duties), and from any and all committees of the Board on which I serve, upon any of the following: (a) the occurrence of any Minimum Ownership Event following the date of the Agreement; and (b) upon HMI’s material breach of any of its obligations under the Agreement, provided that if such breach is capable of cure, this resignation shall only be effective upon the failure to cure within ten (10) calendar days after receipt by HMI of written notice from the Company specifying such material breach.

[Signature Page Follows]

Very truly yours,

/s/ Justin Nyweide

Name: Justin Nyweide
The HMI Designee

SIGNATURE PAGE TO RESIGNATION LETTER

Exhibit B
Form of Press Release

nCino Appoints New Board Member

Wilmington, N.C. – February 10, 2025 -- nCino, Inc. (NASDAQ: NCNO), the leading provider of intelligent, best-in-class banking solutions, today announced that it has appointed Justin Nyweide to its Board of Directors, effective immediately. Mr. Nyweide will serve on the Board's Audit Committee.

Justin has over two decades of experience investing in and partnering with growth companies globally in the technology, software, internet, and financial services industries. He is a Founding Partner and the Chief Investment Officer of HMI Capital, an investment firm based in San Francisco. HMI Capital is a large shareholder of nCino and has a longstanding relationship with the Company and its management.

Mr. Nyweide commented, "nCino is a best-in-class vertical market software company that is a clear leader in serving the needs of its financial services customers. The opportunities for nCino are real and significant, and I'm excited to partner with the Board and management to drive durable and profitable growth."

“We are pleased to welcome Justin to nCino’s Board,” commented Pierre Naudé, Executive Chairman of the Board of nCino, and Sean Desmond, CEO of nCino, in a joint statement. “His extensive expertise in investment and capital markets will enhance the Board’s capabilities and play an important role in advancing nCino’s growth objectives.”

In conjunction with this appointment, nCino has entered into a Cooperation Agreement (the “Agreement”) with HMI Capital Management, L.P. (together with its affiliates, "HMI Capital"). Pursuant to this Agreement, HMI Capital has agreed to customary standstill, voting and other provisions. The Agreement will be included as an exhibit to nCino’s Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) and will be available on the Investor Relations section of the Company's website. Through this appointment, nCino’s Board will comprise of ten directors.

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About nCino nCino (NASDAQ: NCNO) is powering a new era in financial services. The Company was founded to help financial institutions digitize and reengineer business processes to boost efficiencies and create better banking experiences. With over 1,800 customers worldwide - including community banks, credit unions, independent mortgage banks, and the largest financial entities globally - nCino has developed a trusted platform of best-in-class, intelligent solutions. By integrating artificial intelligence and actionable insights into its platform, nCino is helping financial institutions consolidate legacy systems to enhance strategic decision-making, improve risk management, and elevate customer satisfaction by cohesively bringing together people, AI and data. For more information, visit www.ncino.com.

Media Contacts
Natalia Moose press@ncino.com

About HMI Capital Management, L.P. HMI Capital is a San Francisco-based investment management firm with a long-term perspective seeking to invest in the highest quality businesses globally in three primary sectors: software and technology; consumer and business services; and financial services. The firm invests across the capital structure, is market cap agnostic, and holds a concentrated portfolio. HMI Capital layers decades of fine-tuning its business-quality framework and deep sector expertise with a constructivist approach, collaborating with management to effect positive change whenever possible. Through this approach, HMI Capital strives to deliver high risk-adjusted real returns over long time frames with low probability of permanent loss of capital.

Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, among others, risks and uncertainties relating to the market adoption of our solution and privacy and data security matters. Additional risks and uncertainties that could affect nCino’s business and financial results are included in reports filed by nCino with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

Exhibit C
Form of Confidentiality Agreement

CONFIDENTIALITY AGREEMENT
This confidentiality agreement (this “Confidentiality Agreement”) is made and entered into as of February 9, 2025, by and among nCino, Inc., a Delaware corporation (the “Company”), on the one hand, and HMI Capital Management, L.P., a Delaware limited liability partnership (collectively with its Affiliates, “HMI”), on the other hand.
WHEREAS, the Company has agreed to appoint Justin Nyweide (the “HMI Designee”) to the Board of Directors (the “Board”) of the Company pursuant to the Cooperation Agreement, dated as of February 9, 2025 (the “Cooperation Agreement”), by and between the Company, on the one hand, and HMI, on the other hand;
WHEREAS, during the term of the HMI Designee’s service as a director of the Company, the HMI Designee will receive Confidential Information (as defined herein) about the Company and its Affiliates in his capacity as a director of the Company that is confidential or proprietary, the disclosure of which could harm the Company or its Affiliates;
WHEREAS, this Confidentiality Agreement is intended by all parties hereto to serve as a confidentiality agreement for the purposes of Regulation FD promulgated by the SEC under the Exchange Act; and
WHEREAS, capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Cooperation Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:
1.Subject to the terms and conditions of this Confidentiality Agreement, the HMI Designee may share and discuss Confidential Information with HMI. HMI agrees, and agrees to cause its Representatives, to keep all Confidential Information strictly confidential and not disclose Confidential Information to any other person other than those of its Representatives who need to know such Confidential Information to assist HMI for the purposes of advising, monitoring and evaluating its investment in the Company (the “Purpose”), or as otherwise permitted by this Confidentiality Agreement; provided, however, that with respect to any such disclosure of Confidential Information, HMI shall furnish to such Representative only that portion of the Confidential Information necessary for the Purpose, or as otherwise permitted by this Confidentiality Agreement. HMI understands and agrees that the disclosure of any Confidential Information by the HMI Designee will be subject in all cases to the HMI Designee’s fiduciary duties to the Company under Delaware Law and the Charter, Bylaws and applicable corporate governance policies of the Company.
2.HMI agrees not to claim or contend that the Company has waived any attorney-client privilege, work product doctrine or any other applicable privilege by sharing information with the HMI Designee in his capacity as a director of the Company or by entering into this Confidentiality Agreement.
3.For purposes of this Confidentiality Agreement, the term “Confidential Information” includes all information concerning the Company or any of its Affiliates that is furnished directly or indirectly by the Company or any of its Representatives to the HMI Designee in connection with the HMI Designee’s service as a director of the Company, after the effectiveness of the HMI Designee’s appointment to the Board, whether or not marked as confidential, whether oral, written or electronic, and regardless of the manner in which it is furnished, together with any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials that contain, reference, reflect or are based upon, in whole or in part, any such information. The term “Confidential Information” shall not include information that (a) was within HMI’s or any of its Representatives’ possession prior to it being furnished to the HMI Designee by the Company or its Representatives; (b) is or becomes available to HMI or its Representatives from a source other than the Company or its Representatives; (c) is or becomes generally available to the public; or (d) has been or is independently developed by HMI or its Representatives without the use of the Confidential Information or in violation of the terms of this Confidentiality Agreement; provided, however, that (i) in the case of (a) and (b), such information was not known, after reasonable inquiry, by HMI or its Representatives to have been provided in violation of any contractual, fiduciary or other legal obligation of confidentiality owed to the Company or any Affiliate thereof; and (ii) in the case of (c), such information becomes available other than as a result of a disclosure by HMI or its Representatives in violation of this Confidentiality Agreement.
4.HMI shall (i) inform its Representatives of the other terms of this Confidentiality Agreement and the Company’s Regulation FD obligations; and (ii) direct such Representatives, to the extent they receive Confidential Information in accordance with this Confidentiality Agreement, to keep such Confidential Information strictly confidential according to the terms of this Confidentiality Agreement. HMI agrees to be responsible for any breaches of any of the provisions of this Confidentiality Agreement by any of its Representatives as if they were a party hereto (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company may have against HMI’s Representatives with respect to such breach). HMI agrees that it shall use its reasonable efforts to undertake all measures necessary or appropriate (a) to restrain HMI’s Representatives from prohibited or unauthorized disclosure or use of any Confidential Information and (b) to safeguard and protect the confidentiality of the Confidential Information disclosed to HMI or any of its Representatives and to prevent the use of any Confidential Information in any way that would violate any applicable law or this Confidentiality Agreement. HMI shall notify the Company promptly, in writing, of any known misuse, misappropriation or unauthorized disclosure of any Confidential Information.
5.HMI acknowledges the Company’s Regulation FD obligations pursuant to the Exchange Act. HMI further acknowledges and agrees that (a) Confidential Information received by the HMI Designee in his capacity as a director of the Company is of a confidential nature and may include material non-public information under Regulation FD; and (b) such

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Confidential Information is furnished to the HMI Designee for the sole purpose of enabling him to carry out the duties of his role as a director of the Company and the Purpose.
6.HMI hereby acknowledges that it is aware (a) of its obligations under U.S. securities laws and regulations; (b) that the Confidential Information received by the HMI Designee may contain material non-public information concerning the Company and such information in the possession of the HMI Designee, being a Representative of HMI, may be imputed to HMI for the purposes of U.S. securities laws and regulations; and (c) that U.S. securities laws and regulations may restrict any person who has material, non-public information concerning an issuer from purchasing or selling securities of such issuer or communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Nothing herein shall constitute an admission by HMI that any Confidential Information in fact contains material non-public information concerning the Company.
7.HMI and its Representatives shall in any event be free to trade or engage in transactions with respect to the Company’s securities during periods when the members of the Board, including the HMI Designee, are permitted to do so, and that the Company shall disclose to HMI the next available expected “open window” director trading period, to the extent one has been determined. The Company shall provide such information to the HMI Designee in the same manner as it provides such information to the Company’s other directors, consistent with the Company’s customary practice.
8.Notwithstanding anything to the contrary provided in this Confidentiality Agreement, in the event HMI or any of its Representatives is required by Law or Legal Requirement to disclose all or any part of the Confidential Information (as determined based on the advice of outside legal counsel), HMI agrees, and agrees to instruct its Representatives, to the extent permitted by applicable law, (a) to promptly notify the Company of the existence, terms and circumstances surrounding such external demand or other requirement and (b) to cooperate with the Company in seeking a protective order or other appropriate remedy to the extent available under the circumstances at the Company’s sole expense. In the event that such protective order or other remedy is not obtained or not available or that the Company waives compliance with the provisions hereof, HMI or its Representatives, as the case may be, (i) may disclose only that portion of the Confidential Information which HMI or its Representatives are advised is legally required to be disclosed, (ii) shall inform the recipient of such Confidential Information of the existence of this Confidentiality Agreement and the confidential nature of such Confidential Information and (iii) shall use reasonable efforts to obtain assurances that confidential treatment will be accorded to the Confidential Information. Nothing in this Confidentiality Agreement shall prohibit or restrict any person from reporting what it reasonably believes to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the  Exchange Act or Rule 21F promulgated thereunder.
9.Within ten (10) days following the termination of this Confidentiality Agreement in accordance with its terms, to the extent they received Confidential Information with the Company’s consent, HMI and its Representatives, shall, at its or their sole discretion, either promptly (a) destroy or erase the Confidential Information and any copies thereof, or

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(b) return to the Company all Confidential Information and any copies thereof, and in either case, certify in writing to the Company (email being sufficient) that all such material has been destroyed, erased or returned, as applicable, in compliance with this Confidentiality Agreement; provided, however, that HMI and its Representatives shall be permitted to retain Confidential Information to the extent necessary to comply with applicable law, Legal Requirement, or professional standards or HMI or its Representatives’ document retention policies of general application, or to the extent disclosed in response to a Legal Requirement or that has been (i) maintained in accordance with pre-existing, bona fide institutional policies concerning the archiving of stored information or (ii) recorded as a result of automatic electronic archiving and back-up procedures. To the extent any Confidential Information is retained pursuant to the preceding sentence, HMI and its Representatives shall continue to be bound by the obligations contained herein with respect to such Confidential Information retained by HMI or its Representatives.
10.HMI acknowledges and agrees that the Company would be irreparably injured by an actual breach of this Confidentiality Agreement and that monetary remedies would be inadequate to protect the Company against any actual or threatened breach or continuation of any breach of this Confidentiality Agreement. Without prejudice to any other rights and remedies otherwise available to the Company under this Confidentiality Agreement, the Company shall be entitled to seek equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief without the necessity of posting a bond or other security. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Confidentiality Agreement but shall be in addition to all other remedies available at law or equity to the non-breaching party.
11.HMI agrees that (a) none of the Company or its Representatives shall have any liability to HMI or any of its Representatives resulting from the selection, use or content of the Confidential Information by HMI or its Representatives and (b) none of the Company or its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information. For the avoidance of doubt, this Confidentiality Agreement does not create any obligation on the part of the Company or its Representatives to provide HMI or any of its Representatives with any Confidential Information, nor shall it entitle HMI or any of its Representatives (other than the HMI Designee) to participate in any meeting of the Board or any committee thereof. All Confidential Information shall remain the property of the Company and its Affiliates. Neither HMI nor any of its Representatives shall by virtue of any disclosure of, or HMI’s or its Representatives’ use of, any Confidential Information acquire any rights with respect thereto; all such rights shall remain exclusively with the Company and its Affiliates. HMI and its Representatives shall not initiate contact with any officer or employee of the Company concerning Confidential Information other than as permitted by the terms of the Cooperation Agreement, unless otherwise approved in writing by the Company; provided, however, that the restrictions set forth in this sentence shall not apply to (i) the HMI Designee, acting in his capacity as such, and (ii) Radhakrishnan Raman Mahendran, acting in his capacity as an officer of HMI, with respect to any senior officer of the Company (in their capacities as such) regarding any matter during the term of the HMI Designee’s service on the Board.

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12.Except as otherwise set forth herein, this Confidentiality Agreement and the obligations and restrictions hereunder shall terminate twelve (12) months from the date on which no HMI Designee serves as a director of the Company; provided, however, that any liability for breach of this Confidentiality Agreement prior to termination under this Section 12 shall survive such termination.
13.No failure or delay by any party or any of its Representatives in exercising any right, power or privilege under this Confidentiality Agreement shall operate as a waiver thereof, and no modification hereof shall be effective, unless in writing and signed by the parties hereto.
14.The illegality, invalidity or unenforceability of any provision hereof under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction, nor the legality, validity or enforceability of any other provision hereof.
15.This Confidentiality Agreement, and any disputes arising out of or related to this Confidentiality Agreement (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles. The parties agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Confidentiality Agreement shall exclusively lie in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts sitting in the State of Delaware, and any appellate court from any such state or Federal court. Each party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party consents to accept service of process in any such Legal Proceeding by (a) in the case of the Company, service of a copy thereof upon either its registered agent in the State of Delaware or the Secretary of State of the State of Delaware, with a copy delivered to it by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth in Section 13 of the Cooperation Agreement, and (b) in the case of HMI, by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth in Section 13 of the Cooperation Agreement. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS CONFIDENTIALITY AGREEMENT.
16.Any notice or other communication to the Company or HMI that is required or permitted under this Confidentiality Agreement shall be provided pursuant to Section 13 of the Cooperation Agreement.
17.This Confidentiality Agreement and the Cooperation Agreement (including the exhibits thereto) constitute the only agreements between the parties hereto with respect to the

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subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. For the avoidance of doubt, nothing in this Confidentiality Agreement supplements, modifies or amends the “Standstill Restrictions,” the entirety of which are contained in Section 3 of the Cooperation Agreement. This Confidentiality Agreement may be amended only by an agreement in writing executed by the parties hereto.
18.This Confidentiality Agreement shall not be assignable by operation of Law or otherwise by a party without the consent of the other party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Confidentiality Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party.
19.Each party to this Confidentiality Agreement acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Confidentiality Agreement, and that it has executed this Confidentiality Agreement with the advice of such counsel.
20.This Confidentiality Agreement may be executed in separate counterparts (including by fax, .jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.
[Signature Pages Follow]

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Very truly yours,
NCINO, INC.

By:	/s/ April Rieger
Name:	April Rieger
Title:	Chief Legal & Compliance Officer and Secretary

SIGNATURE PAGE TO CONFIDENTIALITY AGREEMENT

ACCEPTED AND AGREED TO BY:

HMI CAPITAL MANAGEMENT, L.P.
By:	/s/ Jonathan Wu
Name:	Jonathan Wu
Title:	Partner and Chief Financial Officer

SIGNATURE PAGE TO CONFIDENTIALITY AGREEMENT